Exhibit 99.1

NEWS RELEASE	Investor Contact:
FOR IMMEDIATE RELEASE	Jamie Britton, CFO
+1 (949) 476-0300

FIRST FOUNDATION INC. ANNOUNCES OVER $225 MILLION EQUITY INVESTMENT ANCHORED BY FORTRESS INVESTMENT GROUP, CANYON PARTNERS, STRATEGIC VALUE BANK PARTNERS, AND NORTH REEF CAPITAL

Simone Lagomarsino (Former CEO of Luther Burbank, Former Chair of the Board of Directors of Federal Home Loan Bank of San Francisco); Henchy Enden (Fortress Investment Group), Sam Edelson (Designated by Canyon Partners); and Ben Mackovak (Strategic Value Bank Partners) to Join Board of Directors of First Foundation Bank

Dallas, TX, July 02, 2024 – First Foundation Inc. (NYSE: FFWM) ("First Foundation" or the "Company'') today announced that affiliates of Fortress Investment Group, Canyon Partners, Strategic Value Bank Partners, North Reef Capital and other investors have agreed to make individual investments aggregating to $228 million in the Company, subject to the satisfaction of customary closing conditions set forth in the parties’ respective investment agreements. In connection with this equity investment, Fortress affiliates are expected to invest $115 million, Canyon Partners is expected to invest $46 million, Strategic Value Bank Partners is expected to invest $22 million, and North Reef Capital is expected to invest $22 million, with the remaining coming from other investors.

First Foundation Bank (the “Bank”) will add four new directors to its Board at closing of the equity investment, with Fortress having a contractual right to add another Board member in the future. The new Board members at close to include Simone Lagomarsino, who will also join as President of the Bank; Henchy Enden; Sam Edelson; and Ben Mackovak. The Company anticipates that these individuals will also be appointed to its Board following receipt of regulatory approvals.

Scott F. Kavanaugh, President and CEO of the Company stated, "On behalf of the entire Board of Directors and all of our outstanding employee partners at the Company, I want to welcome the very experienced and talented people who will be joining the Board of Directors and investing in our valuable franchise. With this meaningful strategic equity raise, I am confident we will be able to refocus our balance sheet, reduce multi-family concentrations over time, grow C&I platforms, increase ACL and materially strengthen earnings.”

Simone Lagomarsino stated, “With more than three decades in bank leadership roles in Southern California, which includes serving as the CEO of three institutions, I am very familiar with First Foundation and with the value proposition that First Foundation offers to its customers and investors. As I join the Bank Board and its leadership team, I’m also investing in First Foundation. I’ve had the privilege of knowing Scott F. Kavanaugh for many years, and I look forward to joining the team and working with Scott to continue to build value for the stakeholders of First Foundation.”

“We are pleased to anchor this over $225 million recapitalization of First Foundation, which we believe will further position the Company for long term growth and profitability,” said Drew McKnight, co-CEO of Fortress Investment Group. “Our due diligence over the past few months confirms First Foundation has built a banking franchise with significant competitive advantages, including a leading presence in dynamic and expanding markets in Texas, California and Florida. We are deeply familiar with First Foundation’s leadership and business model, and Henchy and I have known and respected Scott Kavanaugh for some time. This investment provides First Foundation with the financial strength and flexibility to improve its net interest margin and strengthen its balance sheet while refocusing on opportunities to profitably build the Company’s deposit base, loan portfolio and high-performing wealth management business. With the appointment of Simone Lagomarsino as President further bolstering a strong management team, and the addition of exceptionally talented individuals to the company’s Board of Directors, we believe First Foundation is well-positioned to capitalize on opportunities for growth and value creation in the years ahead.”

Jesse Wiener, Managing Director at Canyon Partners stated, "We are excited to invest in an institution that we know and respect in the California market and appreciate the constructive engagement with First Foundation management over the last few months as we’ve conducted our due diligence. The enhanced board of directors combined with the addition of Simone as President provides the opportunity for First Foundation to optimize its balance sheet for future growth."

Ben Mackovak, Co-Founder and Managing Member of Strategic Value Bank Partners stated, “I look forward to working with the Board and management team to productively deploy this new capital to make First Foundation a stronger institution that will create value for customers, employees, communities, and shareholders. As an existing shareholder, we are pleased to see such respected institutions taking a stake in First Foundation to support its future success.”

Transaction Details

In connection with the equity capital raise transaction, First Foundation will sell and issue, in the aggregate, to the investors (i) 11,308,676 shares of common stock, par value $0.001 per share, of the Company at a price per share of $4.10, (ii) 29,811 shares of a new series of preferred stock, par value $0.001 per share, of the Company designated as Series A Noncumulative Convertible Preferred Stock (the “Series A preferred stock”), and (iii) 14,490 shares of a new series of preferred stock, par value $0.001 per share, of the Company designated as Series B Noncumulative Convertible Preferred Stock (the “Series B preferred stock”).

In addition, investors will receive seven-year warrants to purchase a new series of preferred stock, par value $0.001 per share, of the Company designated as Series C Non-Voting Common Equivalent Stock (the “Series C preferred stock”), with an exercise price of $5.125 per share, a 25% premium to the price paid on common stock.

The preferred stock is being issued in connection with the equity capital raise in part due to the fact that the Company does not have a sufficient amount of authorized but unissued shares of common stock under its certificate of incorporation (the “Certificate of Incorporation”) to permit the Company to issue only common shares to the investors. Accordingly, the Company will need the approval of its stockholders, as described in further detail below, in order to amend the Certificate of Incorporation to increase our total authorized shares of common shares and to permit the issuance of an amount of common stock that is 20% or more of the Company’s total common stock in compliance with the rules of the New York Stock Exchange (“NYSE’’). Additionally, the Company’s issuance of non-voting preferred stock facilitates the investors’ ability to make immediate larger equity investments in the Company in a manner that complies with applicable banking laws and regulations, including the rules and limitations of Regulation Y of the Bank Holding Company Act of 1956, as amended.

Each share of Series A preferred stock will automatically convert into 1,000 shares of common stock in the event of a transfer by the holder thereof consistent with the rules and limitations of Regulation Y. Holders of shares of Series A preferred stock will not have the right to vote such shares on any matter submitted to a vote of the stockholders of the Company, other than certain matters expressly permitted by the associated Certificate of Designations, and all of which shares of Series A preferred stock represent the right (on an as converted basis) to receive approximately 29.8 million shares of common stock.

Upon receipt of the Requisite Stockholder Approvals (as defined below), each share of Series B preferred stock will automatically convert into 1,000 shares of common stock. In addition, if the Requisite Stockholder Approvals are not obtained within 210 days of the closing, the investors will receive cash-settled warrants that become exercisable 60 days after issuance (alternatively, these warrants will be cancelled if the Requisite Stockholder Approvals are obtained during such 60-day period). Holders of shares of Series B preferred stock will not have the right to vote such shares on any matter submitted to a vote of the stockholders of the Company, other than certain matters expressly permitted by the associated Certificate of Designations, and all of which shares of Series B preferred stock represent the right (on an as converted basis) to receive approximately 14.5 million shares of common stock.

Each share of Series C preferred stock will automatically convert into 1,000 shares of common stock in the event of a transfer by the holder thereof consistent with the rules and limitations of Regulation Y. The warrants will not be exercisable for 180 days after closing. Holders of shares of Series C preferred stock will not have the right to vote such shares on any matter submitted to a vote of the stockholders of the Company, other than certain matters expressly permitted by the associated Certificate of Designations, and all of which shares of Series C preferred stock represent the right (on an as converted basis) to receive approximately 22.2 million shares of common stock.

The Company will provide customary shelf and piggyback registration rights to each of the investors.

Timing and Approvals

The transaction is expected to close on or around July 8, 2024, subject to the satisfaction of certain closing conditions, including the filing of a supplemental listing application required to authorize for listing on the New York Stock Exchange the shares of common stock to be issued at closing under each investment agreement.

Matters to be Submitted to Stockholders of the Company

The Company plans to submit to its stockholders for their (a) adoption and approval amendments to the Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock to 200,000,000 (the “Authorized Share Amendment”) and (b) approval of the issuance of shares of common stock in excess of 19.9% of the total voting power of the Company’s securities (the “Share Issuance”) in accordance with the rules of the NYSE (the “Requisite Stockholder Approvals”).

Advisors

Jefferies LLC is acting as exclusive financial advisor and sole placement agent to First Foundation. Sheppard, Mullin, Richter & Hampton LLP is serving as legal counsel to First Foundation. Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal counsel to Fortress Investment Group. Cleary Gottlieb Steen & Hamilton LLP is serving as legal counsel to Canyon Partners. Sullivan & Cromwell LLP is serving as legal counsel to Jefferies LLC.

Conference Call Details

At 5.00 p.m. ET / 2.00 p.m. PT on July 2, 2024, President and Chief Executive Officer Scott F. Kavanaugh, Chief Financial Officer Jamie Britton, and Chief Operating Officer Chris Naghibi of First Foundation will host a First Foundation Strategic Update Call.

Analysts, investors, and the general public may listen to a discussion of First Foundation’s strategic update call by using the information below:

Via Internet:

The call will be broadcast live over the Internet and can be accessed using the following link: https://events.q4inc.com/attendee/171098569

Via Telephone (For those wishing to participate in the Q & A):

Participants call one of the allocated dial-in numbers (below) and advise the Operator of either the Conference ID 1589646 or Conference Name.

USA / International Toll +1 (646) 307-1963

USA - Toll-Free (800) 715-9871

Canada - Toronto (647) 932-3411

Canada - Toll-Free (800) 715-9871

Webcast replay link after call is finished: First Foundation, Inc. - Events & Presentations (ff-inc.com)

About First Foundation Inc.

Headquartered in Texas, First Foundation Inc. (NYSE: FFWM), and its subsidiaries offer personal banking, business banking, and private wealth management services, including investment, trust, insurance, and philanthropy services. This comprehensive platform of financial services is designed to help clients at any stage in their financial journey. The broad range of financial products and services offered by First Foundation are more consistent with those offered by larger financial institutions, while its high level of personalized service, accessibility, and responsiveness to clients is more aligned with community banks and boutique wealth management firms. This combination of an integrated platform of comprehensive financial products and personalized service differentiates First Foundation from many of its competitors and has contributed to the growth of its client base and business. At March 31, 2024, the Company had $13.6 billion of assets, $10.1 billion of loans, deposits of $10.6 billion, and total stockholders' equity of $929 million.

About Fortress Investment Group

Fortress Investment Group LLC is a leading, highly diversified global investment manager. Founded in 1998, Fortress manages $49.0 billion of assets under management as of March 31, 2024, on behalf of approximately 2,000 institutional clients and private investors worldwide across a range of credit and real estate, private equity and permanent capital investment strategies.

About Canyon Partners

Founded in 1990, Canyon employs a deep value, credit intensive approach across public and private corporate credit, structured credit, and direct real estate lending and investing. The firm seeks to capture excess returns available to those investors with specialized expertise, rigorous research capabilities, and the ability to underwrite complexity. Canyon invests on behalf of a broad range of institutions globally. For more information visit: www.canyonpartners.com.

About Strategic Value Bank Partners

Strategic Value Bank Partners is an investment manager focused on the community banking industry. Founded in 2015, Strategic Value combines industry operating experience with the rigorous analysis of an institutional investor. The firm invests across public and private banks throughout the United States.

Forward Looking Statements

This press release may include forward-looking statements by the Company pertaining to such matters as our goals, intentions, and expectations regarding, among other things, the convertibility of the shares of preferred stock and exercisability of the warrants issued in connection with this capital raise transaction; the Company’s seeking (and the Company’s ability to obtain) approval of its stockholders of any necessary amendments of the Company’s organizational documents or approvals of the issuance of shares of common stock or preferred stock in connection with this capital raise transaction; receipt of any required regulatory approvals or non-objections in connection with this capital raise transaction or the appointment of directors or senior management; revenues, earnings, loan production, asset quality, capital levels, and acquisitions, among other matters; our estimates of future costs and benefits of the actions we may take; our assessments of probable losses on loans; our assessments of interest rate and other market risks; and our ability to achieve our financial and other strategic goals.

Forward-looking statements are typically identified by such words as “believe,” “expect,” “anticipate”, “intend,” “outlook,” “estimate,” “forecast,” “project,” “should,” and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time. Additionally, forward-looking statements speak only as of the date they are made; the Company does not assume any duty, and does not undertake, to update our forward-looking statements. Furthermore, because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those anticipated in our statements, and our future performance could differ materially from our historical results.

The forward-looking statements in this release are based on current information and on assumptions that we make about future events and circumstances that are subject to a number of risks and uncertainties that are often difficult to predict and beyond our control. As a result of those risks and uncertainties, our actual financial results in the future could differ, possibly materially, from those expressed in or implied by the forward-looking statements contained in this release and could cause us to make changes to our future plans. Those risks and uncertainties include, but are not limited to, the risk of incurring credit losses, which is an inherent risk of the banking business; the quality and quantity of our deposits; adverse developments in the financial services industry generally such as bank failures and any related impact on depositor behavior or investor sentiment; risks related to the sufficiency of liquidity; risk that we will not be able to maintain growth at historic rates or at all; the risk that we will not be able to access the securitization market on favorable terms or at all; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; risks associated with changes in interest rates, which could adversely affect our interest income, interest rate margin, and the value of our interest-earning assets, and therefore, our future operating results; the risk that the performance of our investment management business or of the equity and bond markets could lead clients to move their funds from or close their investment accounts with us, which would reduce our assets under management and adversely affect our operating results; negative impacts of news or analyst reports about us or the financial services industry; the impacts of inflation on us and our customers; results of examinations by regulatory authorities and the possibility that such regulatory authorities may, among other things, limit our business activities or our ability to pay dividends, or impose fines, penalties or sanctions; the risk that we may be unable or that our board of directors may determine that it is inadvisable to pay future dividends at historic levels or at all; risks associated with changes in income tax laws and regulations; and risks associated with seeking new client relationships and maintaining existing client relationships.

Additional information regarding these and other risks and uncertainties to which our business and future financial performance are subject is contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and other documents we file with the SEC from time to time. We urge readers of this report to review those reports and other documents we file with the SEC from time to time. Also, our actual financial results in the future may differ from those currently expected due to additional risks and uncertainties of which we are not currently aware or which we do not currently view as, but in the future may become, material to our business or operating results. Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this report, which speak only as of today's date, or to make predictions based solely on historical financial performance. We also disclaim any obligation to update forward-looking statements contained in this report or in the above-referenced reports, whether as a result of new information, future events or otherwise, except as may be required by law or NYSE rules.

Important Information and Where You Can Find It

This press release may be deemed to be solicitation material in respect of the Requisite Stockholder Approvals. In connection with the Requisite Stockholder Approval, First Foundation will file with the SEC a preliminary proxy statement and a definitive proxy statement, which will be sent to the stockholders of First Foundation, seeking certain approvals related to the issuances of shares of common stock issued under each investment agreement and to be issued upon the conversion of shares of the preferred stock issued under the investment agreements.

INVESTORS AND SECURITY HOLDERS OF FIRST FOUNDATION AND THEIR RESPECTIVE AFFILIATES ARE URGED TO READ, WHEN AVAILABLE, THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT FIRST FOUNDATION AND THE TRANSACTION.

investors and security holders will be able to obtain a free copy of the proxy statement, as well as other relevant documents filed with the SEC containing information about First Foundation, without charge, at the SEC's website (http://www.sec.gov). Copies of documents filed with the SEC by First Foundation can also be obtained, without charge, by directing a request to Investor Relations, First Foundation Inc., 18101 Von Karman Ave., Suite 750, Irvine, CA. 92612 or by telephone +1 (949) 476-0300.

Participants in the Solicitation of Proxies in Connection with Proposed Transaction

First Foundation and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the Requisite Stockholder Approvals under the rules of the SEC. Information regarding First Foundation 's directors and executive officers is available in its definitive proxy statement for its 2023 annual stockholders meeting, which was filed with the SEC on April 18, 2024, and certain of its Current Reports on Form 8-K. Other information regarding the participants in the solicitation of proxies in respect of the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC. Free copies of these documents, when available, may be obtained as described in the preceding paragraph.

Not an Offer of Securities

The information in this communication is for informational purposes only and shall not constitute, or form a part of, an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities. The securities that are the subject of the private placement have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.